                              PUBLIC STORAGE, INC.


                                                                 Three Months Ended
                                                                     March 31,
                                                           ----------------------------
                                                               1998             1997
                                                           ----------------------------

Net income                                                     48,364        $  42,318
   Add: Minority interest in income                             6,352            2,447
   Less: Minority interests in income which do not have        (6,044)          (2,132)
     fixed charges                                         ----------------------------

Income from continuing operations                              48,672           42,633
   Interest expense                                             1,162            1,597
                                                           ----------------------------
Total Earnings Available to Cover Fixed Charges            $   49,834       $   44,230
                                                           ==============================

Total Fixed Charges - Interest expense                     $    2,419       $    2,333
                                                           ==============================

Total Preferred Stock dividends                            $   20,140          $19,150
                                                           ==============================

Total Combined Fixed Charges and Preferred Stock
   dividends                                               $   22,559       $   21,483
                                                           ==============================


Ratio of Earnings to Fixed Charges                             20.60            18.96
                                                           ==============================

Ratio of Earnings to Combined Fixed Charges and
   Preferred Stock dividends                                    2.21             2.06
                                                           ==============================

                              PUBLIC STORAGE, INC.



                                                                                  For the Year Ended December 31,
                                                          --------------------------------------------------------------------------
                                                              1997             1996             1995             1994          1993
                                                          --------------------------------------------------------------------------
                                                                               (Amounts in thousands, except ratios)
Net income                                                $  178,649       $  153,549       $   70,386     $   42,118    $   28,036
   Add: Minority interest in income                           11,684            9,363            7,137          9,481         7,291
   Less: Minority interests in income which do not have      (10,375)          (8,273)          (4,700)        (5,906)         (737)
     fixed charges                                        --------------------------------------------------------------------------

Income from continuing operations                            179,958          154,639           72,823         45,693        34,590
   Interest expense                                            6,792            8,482            8,508          6,893         6,079
                                                          -------------------------------------------------------------------------
Total Earnings Available to Cover Fixed Charges           $  186,750       $  163,121       $   81,331     $   52,586    $   40,669
                                                          =========================================================================

Total Fixed Charges - Interest expense                    $    9,220       $   10,343       $    8,815     $    6,893    $    6,079
                                                          =========================================================================

Total Preferred Stock dividends                           $   88,393       $   68,599       $   31,124     $   16,846    $   10,889
                                                          =========================================================================

Total Combined Fixed Charges and Preferred Stock
   dividends                                              $   97,613       $   78,942       $   39,939     $   23,739    $   16,968
                                                          =========================================================================

Ratio of Earnings to Fixed Charges                             20.25           15.77              9.23           7.63          6.69
                                                          =========================================================================

Ratio of Earnings to Combined Fixed Charges and
   Preferred Stock dividends                                    1.91            2.07              2.04           2.22          2.40
                                                          =========================================================================

                                   Exhibit 12

                                                                           Three Months Ended
                                                                               March 31,
                                                                      ----------------------------
                                                                          1998            1997
                                                                      ----------------------------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS ("FFO")
TO FIXED CHARGES:
---------------------------------------------------------------------

FFO                                                                   $   74,243      $   63,389

Interest expense                                                           1,162           1,597
                                                                      ----------------------------

Adjusted FFO available to cover fixed charges                         $   75,405      $   64,986
                                                                      ===============================

Total Fixed Charges - Interest expense                                $    2,419      $    2,333
                                                                      ===============================

Total Preferred Stock dividends                                       $   20,140      $   19,150
                                                                      ===============================

Total Combined Fixed Charges and Preferred Stock dividends            $   22,559      $   21,483
                                                                      ===============================

Ratio of FFO to Fixed Charges                                             31.17           27.85
                                                                      ===============================

Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends                                                              3.34            3.02
                                                                      ===============================

                                                                                        For the Year Ended December 31,
                                                                      --------------------------------------------------------------
                                                                        1997         1996        1995            1994         1993
                                                                      --------------------------------------------------------------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS ("FFO")
TO FIXED CHARGES:
---------------------------------------------------------------------

FFO                                                                  $  272,234   $  224,476    $  105,199  $   56,143   $   35,830

Interest expense                                                          6,792        8,482         8,508       6,893        6,079
                                                                     ---------------------------------------------------------------

Adjusted FFO available to cover fixed charges                        $  279,026   $  232,958    $  113,707  $   63,036   $   41,909
                                                                     ===============================================================

Total Fixed Charges - Interest expense                               $    9,220   $   10,343    $    8,815  $    6,893   $    6,079
                                                                     ===============================================================

Total Preferred Stock dividends                                      $   88,393   $   68,599    $   31,124  $   16,846   $   10,889
                                                                     ===============================================================

Total Combined Fixed Charges and Preferred Stock dividends           $   97,613   $   78,942    $   39,939  $   23,739   $   16,968
                                                                     ===============================================================

Ratio of FFO to Fixed Charges                                            30.26        22.52         12.90        9.15         6.89
                                                                     ===============================================================

Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends                                                             2.86         2.95          2.85        2.66         2.47
                                                                     ===============================================================

                                   Exhibit 12